Exhibit 99.1

Alpha and Omega Semiconductor Reports Financial Results for the Fiscal Second Quarter of 2025 Ended December 31, 2024

SUNNYVALE, California, February 5, 2025 - Alpha and Omega Semiconductor Limited (“AOS”) (NASDAQ: AOSL) today reported financial results for the fiscal second quarter of 2025 ended December 31, 2024.

The results for the fiscal second quarter of 2025 ended December 31, 2024 were as follows:

GAAP Financial Comparison
Quarterly
(in millions, except percentage and per share data)
(unaudited)
	Three Months Ended
	December 31, 2024	September 30, 2024	December 31, 2023
Revenue	$173.2	$181.9	$165.3
Gross Margin	23.1%	24.5%	26.6%
Operating Loss	$(5.9)	$(0.3)	$(1.1)
Net Loss	$(6.6)	$(2.5)	$(2.9)
Net Loss Per Share - Diluted	$(0.23)	$(0.09)	$(0.10)

Non-GAAP Financial Comparison
Quarterly
(in millions, except percentage and per share data)
(unaudited)

	Three Months Ended
	December 31, 2024	September 30, 2024	December 31, 2023
Revenue	$173.2	$181.9	$165.3
Non-GAAP Gross Margin	24.2%	25.5%	28.0%
Non-GAAP Operating Income	$3.0	$7.8	$8.4
Non-GAAP Net Income	$2.7	$6.4	$7.2
Non-GAAP Net Income Per Share - Diluted	$0.09	$0.21	$0.24

The non-GAAP financial measures in the schedule above and under the section “Financial Results for Fiscal Q2 Ended December 31, 2024” below exclude the effect of share-based compensation expenses, amortization of purchased intangible, legal costs related to government investigation, equity method investment loss from equity investee, and income tax effect of non-GAAP adjustments in each of the periods presented. A detailed reconciliation of GAAP and non-GAAP financial measures is included at the end of this press release.

Financial Results for Fiscal Q2 Ended December 31, 2024
•Revenue was $173.2 million, a decrease of 4.8% from the prior quarter and an increase of 4.8% from the same quarter last year.
•GAAP gross margin was 23.1%, down from 24.5% in the prior quarter and down from 26.6% in the same quarter last year.
•Non-GAAP gross margin was 24.2%, down from 25.5% in the prior quarter and down from 28.0% in the same quarter last year.
•GAAP operating expenses were $45.9 million, up from $44.8 million in the prior quarter and up from $45.1 million in the same quarter last year.
•Non-GAAP operating expenses were $39.0 million, up from $38.5 million from last quarter and up from $37.9 million in the same quarter last year.
•GAAP operating loss was $5.9 million, up $0.3 million of operating loss in the prior quarter and up from $1.1 million of operating loss in the same quarter last year.
•Non-GAAP operating income was $3.0 million as compared to $7.8 million of operating income for the prior quarter and $8.4 million of operating income for the same quarter last year.
•GAAP net loss per diluted share was $0.23, compared to $0.09 net loss per share for the prior quarter, and $0.10 net loss per share for the same quarter a year ago.
•Non-GAAP net income per share was $0.09, compared to $0.21 net income per share for the prior quarter and 0.24 net income per share for the same quarter a year ago.
•Consolidated cash flow provided by operating activities was $14.1 million, as compared to $11.0 million of cash flow provided by operating activities in the prior quarter.
•The Company closed the quarter with $182.6 million of cash and cash equivalents.

AOS Chief Executive Officer Stephen Chang commented, “Our fiscal Q2 results were in-line with our revenue and EPS guidance driven by seasonal declines in each of our major segments. We saw strength in Communications and Industrial segments, with notable sequential growth in graphics cards, quick chargers, PC desktops and power tools.”

Mr. Chang concluded, “We expect a typical seasonal decline in the March quarter primarily in markets for battery PCM in smartphones and quick chargers. While visibility is limited for the remainder of calendar year 2025, we are well positioned for growth driven by our strategic focus to “go deeper” with total solutions, expanding our addressable markets and achieving higher BOM content and market share.”

Business Outlook for Fiscal Q3 Ending March 31, 2025

The following statements are based on management’s current expectations. These statements are forward-looking, and actual results may differ materially. AOS undertakes no obligation to update these statements.

Our expectations for the fiscal third quarter of year 2025 are as follows:

•Revenue to be approximately $158 million, plus or minus $10 million.
•GAAP gross margin to be 21.5%, plus or minus 1%. We anticipate non-GAAP gross margin to be 22.5%, plus or minus 1%. The expected quarter-over-quarter decline is largely due to the decrease in license and engineering service revenue and, to a lesser extent, the anticipated increase in manufacturing costs during the Lunar New Year period.
•GAAP operating expenses to be in the range of $46.5 million, plus or minus $1 million. Non-GAAP operating expenses are expected to be in the range of $39.5 million, plus or minus $1 million.
•Interest expense to be approximately equal to interest income, and
•Income tax expense to be in the range of $1.1 million to $1.3 million.

Conference Call and Webcast

AOS plans to hold an investor teleconference and live webcast to discuss the financial results for the fiscal second quarter ended December 31, 2024 today, February 5, 2025 at 2:00 p.m. PT / 5:00 p.m. ET. To listen to the live conference call, please dial +1 (833) 470-1428 or +1 (404) 975-4839 if dialing from outside the United States and Canada. The access code is 034315. A live webcast of the call will also be available in the "Events & Presentations" section of the company’s investor relations website, http://investor.aosmd.com. The webcast replay will be available for seven days after the live call on the same website. In addition, a copy of the script of management’s prepared remarks and a live webcast of the call will also be available in the "Events & Presentations" section of the company’s investor relations website, http://investor.aosmd.com.

Forward-Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management’s judgment, beliefs, current trends, and anticipated product performance. These forward-looking statements include, without limitation, market trends in the semiconductor industry and growth in calendar year 2025, our ability to outperform market, seasonality of our business, our ability to pursue new opportunities, our projected amount of revenue, gross margin, operating income (loss), income tax expenses, net income (loss), and share-based compensation expenses, non-GAAP gross margin, non-GAAP operating expenses, income tax expenses, our ability to grow our sales and market share, and other information under the section entitled “Business Outlook for Fiscal Q3 Ending March 31, 2025.” Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, the state of semiconductor industry and seasonality of our markets; decline of PC markets; our lack of control over the joint venture in China; difficulties and challenges in executing our diversification strategy into different market segments; ordering pattern from distributors and seasonality; changes in regulatory environment and government investigation; our ability to introduce or develop new and enhanced products that achieve market acceptance; government policies on our business operations in China; the actual product performance in volume production; the quality and reliability of our product, our ability to achieve design wins; the general business and economic conditions; our ability to maintain factory utilization at a desirable level; and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2024 filed by AOS with the SEC and other periodic reports we filed with the SEC. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today’s date, unless otherwise stated, and AOS undertakes no duty to update such information, except as required under applicable law.

Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented on a basis consistent with U.S. GAAP, we disclose certain non-GAAP financial measures for our historical performance, including non-GAAP gross profit, gross margin, operating expenses, operating income (loss), net income (loss), diluted earnings per share (“EPS”) and EBITDAS. These supplemental measures exclude, among other items, share-based compensation expenses, legal and professional fees related to government investigation, amortization of purchased intangible, income tax effect of non-GAAP adjustments and equity method investment loss from equity investee. We also disclose certain non-GAAP financial measures in our guidance for the next quarter, including non-GAAP gross margin and operating expenses. We believe that these historical and forecast non-GAAP financial measures provide useful information to both management and investors by excluding certain items and expenses that are not indicative of our core operating results or do not reflect our normal business operations. In addition, our management uses non-GAAP measures to compare our performance relative to forecasts and to benchmark our performance externally against competitors. Our use of non-GAAP financial measures has certain limitations in that such non-GAAP financial measures may not be directly comparable to those reported by other companies. For example, the terms used in this press release, such as non-GAAP net income (loss) or non-GAAP operating expenses, do not have a standardized meaning. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. In addition, we included the amount of income tax effect of non-GAAP adjustments in the non-GAAP net income (loss) of reconciliation table for all periods presented as the management believes that such non-GAAP presentation provides useful information to investors, even though the amounts are not significant. We seek to compensate for the limitation of our non-GAAP presentation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP measures both in the text in this press release and in the tables attached hereto. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures.

About Alpha and Omega Semiconductor

Alpha and Omega Semiconductor Limited, or AOS, is a designer, developer, and global supplier of a broad range of discrete power devices, wide band gap power devices, power management ICs, and modules, including a wide portfolio of Power MOSFET, SiC, IGBT, IPM, TVS, HV Gate Drivers, Power IC, and Digital Power products. AOS has developed extensive intellectual property and technical knowledge that encompasses the latest advancements in the power semiconductor industry, which enables us to introduce innovative products to address the increasingly complex power requirements of advanced electronics. AOS differentiates itself by integrating its Discrete and IC semiconductor process technology, product design, and advanced packaging know-how to develop high-performance power management solutions. AOS’ portfolio of products targets high-volume applications, including portable computers, flat-panel TVs, LED lighting, smartphones, battery packs, consumer and industrial motor controls, automotive electronics, and power supplies for TVs, computers, servers, and telecommunications equipment. For more information, please visit www.aosmd.com.

The following unaudited condensed consolidated financial statements are prepared in accordance with U.S. GAAP.

Alpha and Omega Semiconductor Limited
Condensed Consolidated Statements of Operations
(in thousands, except percentages and per share amounts)
(unaudited)

	Three Months Ended			Six Months Ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023

Revenue	$173,156	$181,887	$165,285	$355,043	$345,918
Cost of goods sold	133,145	137,361	121,284	270,506	250,992
Gross profit	40,011	44,526	44,001	84,537	94,926
Gross margin	23.1%	24.5%	26.6%	23.8%	27.4%

Operating expenses:
Research and development	23,968	22,478	22,919	46,446	45,032
Selling, general and administrative	21,951	22,300	22,216	44,251	41,647
Total operating expenses	45,919	44,778	45,135	90,697	86,679
Operating income (loss)	(5,908)	(252)	(1,134)	(6,160)	8,247

Other income (loss), net	663	(650)	(472)	13	(446)
Interest income	1,135	1,265	1,323	2,400	2,644
Interest expenses	(701)	(812)	(1,049)	(1,513)	(2,141)
Net income (loss) before income taxes and loss from equity method investment	(4,811)	(449)	(1,332)	(5,260)	8,304

Income tax expense	1,242	1,040	894	2,282	2,032
Net income (loss) before loss from equity method investment	(6,053)	(1,489)	(2,226)	(7,542)	6,272
Equity method investment loss from equity investee	(561)	(1,007)	(697)	(1,568)	(3,409)
Net income (loss)	$(6,614)	$(2,496)	$(2,923)	$(9,110)	$2,863

Net income (loss) per common share
Basic	$(0.23)	$(0.09)	$(0.10)	$(0.31)	$0.10
Diluted	$(0.23)	$(0.09)	$(0.10)	$(0.31)	$0.10

Weighted average number of common shares used to compute net income (loss) per share
Basic	29,163	29,004	27,939	29,083	27,816
Diluted	29,163	29,004	27,939	29,083	29,830

Alpha and Omega Semiconductor Limited
Condensed Consolidated Balance Sheets
(in thousands, except par value per share)
(unaudited)
	December 31, 2024	June 30, 2024
ASSETS
Current assets:
Cash and cash equivalents	$182,592	$175,127
Restricted cash	206	413
Accounts receivable, net	19,879	12,546
Inventories	183,733	195,750
Contract assets	8,451	—
Other current assets	15,433	14,165
Total current assets	410,294	398,001
Property, plant and equipment, net	317,793	336,619
Operating lease right-of-use assets	23,317	25,050
Intangible assets, net	1,893	3,516
Equity method investment	357,941	356,039
Deferred income tax assets	540	549
Other long-term assets	22,166	25,239
Total assets	$1,133,944	$1,145,013
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$40,816	$45,084
Accrued liabilities	71,392	72,371
Payable related to equity investee, net	18,137	13,682
Income taxes payable	2,943	2,798
Short-term debt	11,742	11,635
Deferred revenue	—	2,591
Finance lease liabilities	970	935
Operating lease liabilities	5,032	5,137
Total current liabilities	151,032	154,233
Long-term debt	20,826	26,724
Income taxes payable - long-term	3,724	3,591
Deferred income tax liabilities	26,754	26,416
Finance lease liabilities - long-term	1,787	2,282
Operating lease liabilities - long-term	18,851	20,499
Other long-term liabilities	8,390	19,661
Total liabilities	231,364	253,406
Shareholders' Equity:
Preferred shares, par value $0.002 per share:
Authorized: 10,000 shares; issued and outstanding: none at December 31, 2024 and June 30, 2024	—	—
Common shares, par value $0.002 per share:
Authorized: 100,000 shares; issued and outstanding:36,367 shares and 29,232 shares, respectively at December 31, 2024 and 36,107 shares and 28,969 shares, respectively at June 30, 2024	73	72
Treasury shares at cost: 7,135 shares at December 31, 2024 and 7,138 shares at June 30, 2024	(79,192)	(79,213)
Additional paid-in capital	370,494	353,109
Accumulated other comprehensive loss	(10,722)	(13,419)
Retained earnings	621,927	631,058
Total shareholders' equity	902,580	891,607
Total liabilities and shareholders' equity	$1,133,944	$1,145,013

Alpha and Omega Semiconductor Limited
Selected Cash Flow Information
( in thousands, unaudited)

	Six Months Ended December 31,
	2024	2023
Net cash provided by (used in) operating activities	$25,126	$(9,628)
Net cash used in investing activities	(14,100)	(21,431)
Net cash used in financing activities	(3,732)	(2,146)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(36)	80
Net increase (decrease) in cash, cash equivalents and restricted cash	7,258	(33,125)
Cash, cash equivalents and restricted cash at beginning of period	175,540	195,603
Cash, cash equivalents and restricted cash at end of period	$182,798	$162,478

Alpha and Omega Semiconductor Limited
Reconciliation of Condensed Consolidated GAAP Financial Measures to Non-GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended			Six Months Ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023

GAAP gross profit	$40,011	$44,526	$44,001	84,537	$94,926
Share-based compensation	1,123	1,015	1,504	2,138	1,716
Amortization of purchased intangible	811	812	812	1,623	1,624
Non-GAAP gross profit	$41,945	$46,353	$46,317	$88,298	$98,266
Non-GAAP gross margin as a % of revenue	24.2%	25.5%	28.0%	24.9%	28.4%

GAAP operating expense	$45,919	$44,778	$45,135	$90,697	$86,679
Share-based compensation	6,827	5,887	7,187	12,714	7,893
Legal costs related to government investigation	114	347	16	461	68
Non-GAAP operating expense	$38,978	$38,544	$37,932	$77,522	$78,718

GAAP operating income (loss)	$(5,908)	$(252)	$(1,134)	$(6,160)	$8,247
Share-based compensation	7,950	6,902	8,691	14,852	9,609
Amortization of purchased intangible	811	812	812	1,623	1,624
Legal costs related to government investigation	114	347	16	461	68
Non-GAAP operating income	$2,967	$7,809	$8,385	$10,776	$19,548
Non-GAAP operating margin as a % of revenue	1.7%	4.3%	5.1%	3.0%	5.7%

GAAP net income (loss)	$(6,614)	$(2,496)	$(2,923)	$(9,110)	$2,863
Share-based compensation	7,950	6,902	8,691	14,852	9,609
Amortization of purchased intangible	811	812	812	1,623	1,624
Equity method investment loss from equity investee	561	1,007	697	1,568	3,409
Legal costs related to government investigation	114	347	16	461	68
Income tax effect of non-GAAP adjustments	(83)	(151)	(96)	(234)	(502)
Non-GAAP net income	$2,739	$6,421	$7,197	$9,160	$17,071
Non-GAAP net margin as a % of revenue	1.6%	3.5%	4.4%	2.6%	4.9%

GAAP net income (loss)	$(6,614)	$(2,496)	$(2,923)	$(9,110)	$2,863
Share-based compensation	7,950	6,902	8,691	14,852	9,609
Amortization and depreciation	14,128	14,562	13,573	28,690	26,524
Equity method investment loss from equity investee	561	1,007	697	1,568	3,409
Interest income	(1,135)	(1,265)	(1,323)	(2,400)	(2,644)
Interest expenses	701	812	1,049	1,513	2,141
Income tax expense	1,242	1,040	894	2,282	2,032
EBITDAS	$16,833	$20,562	$20,658	$37,395	$43,934
GAAP diluted net income (loss) per share	$(0.21)	$(0.08)	$(0.10)	$(0.29)	$0.10
Share-based compensation	0.25	0.22	0.29	0.47	0.32
Amortization of purchased intangible	0.03	0.03	0.03	0.05	0.05
Equity method investment loss from equity investee	0.02	0.03	0.02	0.05	0.11
Legal costs related to government investigation	0.00	0.01	0.00	0.02	0.00
Income tax effect of non-GAAP adjustments	(0.00)	(0.00)	(0.00)	(0.01)	(0.01)
Non-GAAP diluted net income per share	$0.09	$0.21	$0.24	$0.29	$0.57

Weighted average number of common shares used to compute GAAP diluted net income (loss) per share	29,163	29,004	27,939	29,083	29,830
Weighted average number of common shares used to compute Non-GAAP diluted net income per share	31,411	31,169	29,874	31,290	29,830

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